UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Cooper Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2011 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Friday, May 6, 2011, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect two Directors of the Company for the ensuing year.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2011.

(3)	To hold an advisory vote on executive compensation.

(4)	To hold an advisory vote to determine whether an advisory vote on executive compensation will occur every 1, 2, or 3 years.

(5)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 11, 2011, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President,
General Counsel, and Secretary

Findlay, Ohio
March 22, 2011

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840
March 22, 2011

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we,” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 6, 2011, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 22, 2011.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of two Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2011, (3) an advisory vote on executive compensation, (4) an advisory vote to determine whether an advisory vote on executive compensation will occur every 1, 2, or 3 years, and (5) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Each share of the Company’s Common Stock will be entitled to one vote on each matter. Only stockholders of record at the close of business on March 11, 2011, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 62,053,822 shares of Common Stock outstanding. The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. “Broker non-votes” occur when an organization that holds shares for a beneficial owner has not received voting instructions with respect to the proposal from the beneficial owner. Whether such organization has the discretion to vote those shares on a particular proposal depends on the ballot item. If the organization that holds your shares does not have discretion and you do not give the organization instructions, the votes will be “broker non-votes,” which may have the same effect as votes against the proposal.

Below is a summary of the vote threshold required for passage of each agenda item and the effect of abstentions and “broker non-votes.”

Agenda Item 1.  Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2.  Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Agenda Items 3 and 4.  Although each of the advisory votes on executive compensation and the frequency of an advisory vote is non-binding, the advisory votes allow our stockholders to express their opinions regarding executive compensation and how frequently an advisory vote on executive compensation should occur. Abstentions and “broker non-votes” are not counted for purposes of the advisory votes on executive compensation. As a result, if you own shares through a bank, broker-dealer or similar organization, you must instruct your bank, broker-dealer or other similar organization to vote in order for them to vote your shares.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director,” (ii) for the ratification of the selection of the Company’s independent registered public accounting firm, (iii) for support of the Company’s executive compensation philosophy, policies, and procedures and their implementation in fiscal year 2010 as described in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement, and (iv) for an advisory vote on executive compensation to occur every year.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Texarkana)

•	Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 5, 2011. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on May 4, 2011.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

On May 4, 2010, the Board of Directors adopted an amendment to the Bylaws of the Company to declassify the Board of Directors and provide for the annual election of each Director. The amendment to the Bylaws is consistent with a similar amendment to the Company’s Restated Certificate of Incorporation that was approved at the 2010 Annual Meeting of Stockholders. Prior to the amendment, the Bylaws of the Company provided for the Board of Directors to be divided into three classes, with each class of Directors serving for a term of three years. The amendment to the Bylaws provides for the annual election of all Directors beginning at this Annual Meeting, provided, however, that prior to this Annual Meeting, any director elected by the stockholders of the Company to a three-year term may complete the term to which he or she has been elected.

Three Directors have a term that expires at this Annual Meeting. On February 23, 2011, Laurie J. Breininger notified the Company that she will not stand for re-election as a Director when her current term expires at this Annual Meeting.

In accordance with the Restated Certificate of Incorporation of the Company, the Board of Directors has fixed the total number of Directors at eight. At this Annual Meeting, two Directors are being elected to serve for a term of office that will expire at the Annual Meeting of Stockholders in 2012. Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the two nominees for Director.

NOMINEES FOR DIRECTOR

STEVEN M. CHAPMAN	Group Vice President, Emerging Markets & Businesses, Cummins, Inc.

       Mr. Chapman, age 57, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors.

Director Since	2006
Nominee for Term to Expire	2012

NOMINEES FOR DIRECTOR (CONT.)

RICHARD L. WAMBOLD	Former Chairman of the Board and Chief Executive Officer of Pactiv Corporation

       Mr. Wambold, age 59, was Chief Executive Officer of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and store products from November 2010 until January 2011. Mr. Wambold was Chief Executive Officer of Pactiv Corporation, a global provider of advanced packaging solutions, from 1999 until November 2010 and was Chairman of the Board from 2000 until November 2010. Mr. Wambold has been a private investor since January 2011. Mr. Wambold is also a director of Precision Castparts Corp. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas. Mr. Wambold’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003
Nominee for Term to Expire	2012

DIRECTORS WHO ARE NOT NOMINEES

ROY V. ARMES	Chairman of the Board, President, and Chief Executive Officer

       Mr. Armes, age 58, has served as President and Chief Executive Officer of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes is also a director of The Manitowoc Company, Inc. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo. Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

THOMAS P. CAPO	Former Chairman of the Board, Dollar Thrifty Automotive Group, Inc.

       Mr. Capo, age 60, served as Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from October 2003 to November 2010. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo also serves as a director of Dollar Thrifty Automotive Group, Inc. and Lear Corporation. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy. Mr. Capo’s board experience, business management experience, especially in finance, treasury, and accounting, including his service as a treasurer and controller, and education qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

JOHN J. HOLLAND	President, Greentree Advisors LLC

       Mr. Holland, age 61, is President of Greentree Advisors LLC. Greentree Advisors LLC provides business advisory services. Prior to that, he was the President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is also a director of SAIA, Inc. (formerly SCS Transportation, Inc.) and also director of NCI Buildings Systems Inc. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003
Expiration of Term	2012

JOHN F. MEIER	Chairman of the Board and Chief Executive Officer, Libbey Inc.

       Mr. Meier, age 63, is Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier is also a director of Applied Industrial Technologies, Inc. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	1997
Expiration of Term	2012

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

       Mr. Shuey, age 65, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Since February 2001, Mr. Shuey has been a private investor. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan. Mr. Shuey’s education, board member experiences, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors.

Director Since	1996
Expiration of Term	2012

ROBERT D. WELDING	Former Non-Executive Chairman, Public Safety Equipment (Int’l) Limited

       Mr. Welding, age 62, served as the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products, from January 2009 until his retirement in May 2010. Prior to that, he was President, Chief Executive Officer and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2008. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

Director Since	2007
Expiration of Term	2013

Note:  The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table presented under the heading “Security Ownership of Management” in this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2010 and has been retained by the Audit Committee to do so in 2011. In connection with the audit of the 2010 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

AGENDA ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is aware of the significant interest in executive compensation matters by investors and the general public. Consistent with recently enacted legislation by Congress requiring a non-binding, advisory vote on the compensation of the Company’s named executive officers, the Company is submitting this proposal, commonly known as a “say-on-pay” proposal, to stockholders. The say-on-pay proposal gives stockholders the opportunity to cast a non-binding advisory vote to approve the Company’s executive compensation through the consideration of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Compensation Committee has overseen the development and implementation of a compensation program that is discussed more fully in “Compensation Discussion and Analysis” and “Executive Compensation,” including the summary tables and narrative sections of this proxy statement.

The Company compensation program emphasizes a pay-for-performance philosophy. Performance-based annual cash incentive and long-term incentive programs, collectively, are the majority of our named executive officers’ targeted annual compensation. These programs are designed to:

•	Drive the long-term financial and operational performance of the Company;

•	Deliver value to our stockholders;

•	Recognize and reward corporate, group and individual performance;

•	Provide a pay package that reflects our judgment of the value of each officer’s position in the marketplace and the Company; and

•	Attract and retain strong executive leadership.

In executing a philosophy which begins with creating long-term value to stockholders, the Compensation Committee has established a framework for executive compensation that promotes a culture of performance and accountability with due consideration to risk management, transparency, and the need to adjust to rapidly changing market conditions. The program is heavily weighted toward pay at risk, with limited executive perquisites and benefits and clear line of sight to the link between important Company strategic goals and the rewards for achieving those objectives.

To further promote alignment with the interests of shareholders and a culture of enduring performance and accountability, the Company’s executives have stock ownership requirements and are bound by a Clawback Policy which allows for the recoupment of incentive payments in certain circumstances. The fully independent Compensation Committee believes that the executive compensation program is an essential factor in the Company’s strengthening of its leadership team and competitive position in the marketplace, both of which lead to business continuity and long-term value creation.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on executive compensation.

The Board of Directors recommends that the stockholders vote FOR approval of the compensation of the Company’s named executive officers for fiscal year 2010.

AGENDA ITEM 4

ADVISORY VOTE TO DETERMINE WHETHER AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION WILL OCCUR EVERY 1, 2, OR 3 YEARS

Consistent with recently enacted legislation by Congress requiring a non-binding, advisory vote to determine whether advisory votes on executive compensation will occur every 1, 2 or 3 years, the Company is submitting this proposal to stockholders. The proposal gives stockholders the opportunity to cast a non-binding, advisory vote to determine the frequency of advisory votes on executive compensation.

The Board of Directors has concluded that holding an annual advisory vote will be the most effective means for conducting and responding to a say-on-pay vote. Conducting an annual stockholder vote on executive compensation would provide stockholder input on executive compensation practices and allow the Company to respond to stockholders concerns on an annual basis. It would also allow stockholders to express their views on executive compensation annually.

The accompanying proxy card allows stockholders to vote for the advisory vote on executive compensation to occur every 1, 2, or 3 years, or to abstain from voting on the matter. You are not voting to approve or disapprove the Board’s recommendation. Because the vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on the frequency of the advisory vote on executive compensation.

The Board of Directors recommends that the stockholders vote FOR an advisory vote on executive compensation to occur every year.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Cooper Tire’s executive compensation program for its named executive officers is driven by our financial and strategic goals and the primary principle of pay for performance. The compensation program primarily consists of a base salary and performance-based cash incentive and equity awards.

2010 Financial Highlights

In 2010, the Company delivered strong operating performance against the following key metrics:

Corporate Performance Metrics*	2010 Targets	2010 Performance Results

Operating Profit	$172,400,000	$209,000,000
Free Cash Flow	$23,000,000	$33,000,000
Net Income	$119,000,000	$137,000,000
Return on Invested Capital	15.00%	16.30%

*	For more information about how these performance metrics are calculated, see “Incentive Compensation — Performance Metrics Methodology and Explanation” below.

Executive Compensation Practices

Highlighted below is a summary of our executive compensation practices:

•	Pay is tied to performance.

—	The annual incentive plan is based upon the achievement of established corporate or business unit performance metrics, e.g., for corporate, the 2010 goals are corporate operating profit and free cash flow.

—	The 2010-2012 long-term performance plan is based upon the achievement of net income and return on invested capital goals.

—	Dividend equivalents are not paid on performance awards that are not notionally earned.

—	The annual incentive plan and the long-term performance plan are designed to challenge the named executive officers to high performance.

—	The majority of each named executive officer’s total compensation is at-risk, and the design is intended to focus executives on the metrics that create long-term stockholder value.

•	Stock ownership. Executives are required to achieve and maintain minimum levels of stock ownership.

•	Clawback policy. The Board has established a policy that permits the recoupment of annual and long-term incentive compensation in the event of a restatement of reported financial results or if an employee has engaged in unethical conduct that is detrimental to the Company.

•	Perquisites. The Company provides a limited number of perquisites and eliminated Company-supplied cars in 2010.

•	Welfare and retirement benefits. With the exception of a plan designed to restore benefits lost due to limits under the Internal Revenue Code and a deferred compensation plan which allows executives to invest in Company stock and investments which mirror those in the qualified 401(k) plan, the named executive officers participate in the same group benefit plans and at the same level as all other employees. We do not credit additional years of service beyond years actually worked.

•	Employment agreements. Except for Mr. Armes, none of the named executive officers have an employment agreement.

•	Risk assessment. The process used to evaluate risks associated with our compensation programs is formalized, and the Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•	Executive compensation consultant. Our executive compensation consultant is retained directly by and reports to the Compensation Committee. Our executive compensation consultant does not provide any services to management and had no prior relationship with our Chief Executive Officer or any other named executive officer.

Executive Compensation Philosophy and Approach

Our Philosophy is to Provide Market Competitive Pay for Achieving Targeted Results

The Cooper Tire executive officer compensation program is designed to deliver value to our stockholders by driving long-term financial and operational performance. To accomplish this goal, we have structured our executive compensation program to attract, motivate and retain outstanding executives around the following principles:

•	Pay for performance. A significant portion of the value that our executives realize as compensation is based on performance, which motivates our executives to achieve annual and long-term goals. As such, the majority of the annual compensation opportunity is variable and “at-risk,” which means it is earned based on our achievement of financial goals that we believe create stockholder value. Payouts from the Annual Incentive Plan are based on objectives that must be achieved to earn a payout. The value realized from earned equity awards is also based on the appreciation of our stock price over the performance period.

•	Be competitive. We establish our executive compensation opportunities, in part, on a review of the practices for comparable positions at companies with annual revenues comparable to ours.

•	Align the interests of management and shareholders. We deliver a substantial portion of the long-term incentive opportunity by granting equity awards. In order to align our key executives with stockholder interests, ongoing stock retention is required of our named executive officers and senior executives, all of whom are subject to minimum ownership guidelines.

•	Encourage management continuity and enduring value creation. Our executive compensation program includes long-term incentives and other benefits which are earned or vested over several years, promoting retention and performance improvement. The program is regularly benchmarked and refined to assure that the Company can attract, retain, and motivate the caliber of leadership which can deliver value to our shareholders and other key constituents of Cooper’s success.

Our Executive Officer Compensation Program is Administered by the Compensation Committee

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. During 2010, our named executive officers were Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer; Mr. Bradley E. Hughes, Vice President and Chief Financial Officer; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. James E. Kline, Vice President, General Counsel, and Secretary; and Mr. Harold C. Miller, Vice President and President International Tire Division.

With input, as appropriate, from management and outside executive compensation consultants, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee is authorized by the Board of Directors to determine the compensation package for Mr. Armes. In making this determination, the Committee considers a formal assessment of Mr. Armes’ performance by the Board of Directors, overall business results, competitive market practices, strategic objectives, recent compensation paid to Mr. Armes, and other relevant factors.

The Compensation Committee annually analyzes market benchmark data provided by a compensation consultant regarding base salary and annual and long-term incentive opportunities, and periodically evaluates market benchmark data regarding other compensation elements. The Compensation Committee retained Towers Watson, an outside compensation consultant, to provide pay benchmarking in 2010.

Additional information about the role and processes of the Compensation Committee is presented under the heading “— Executive Compensation Consultant Fees Disclosure” and “Meetings of the Board of Directors and its Committees — Compensation Committee” in this proxy statement.

Compensation Peer Group

The Compensation Committee uses a peer group to assess market pay levels and program design. The peer group represents the kinds of companies that have similar characteristics and may compete with Cooper Tire for executive leadership positions. For each element of compensation and in the aggregate, the Committee sets target compensation levels that are near the middle of the range offered by comparable companies.

For officer pay level comparisons, general industry data on 173 companies with revenues between $1.5 billion and $6.0 billion was used. These 173 companies, with median revenues of approximately $3.2 billion, participated in the 2009 Towers Watson survey.

For executive program design benchmarking, a peer group of 15 companies with annual revenues in the range of 50% to 200% of our revenues was selected. In refining the peer group, we asked Towers Watson to identify companies which not only compare in revenues, but also in terms of being a durable goods or capital intensive manufacturer, offering a consumer-branded product, focusing on technology-driven product development, and managing international operations. Each of the following peer group companies for market pay practices had to meet four of the five criteria.

Briggs & Stratton Corporation	Lennox International
Exide Technologies	NACCO Industries, Inc.
Flowserve Corporation	The Scotts Miracle-Gro Company
Harley-Davidson, Inc.	Snap-on Incorporated
Harsco Corporation	The Stanley Works
HNI Corporation	Steelcase Inc.
Kennametal Inc.	The Toro Company
Leggett & Platt Incorporated

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each position is expected to play in achieving the goals of the Company. With this baseline understanding and the assistance of the Compensation Committee’s executive compensation consultant, we obtain and review relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels. We then determine an appropriate range of compensation for each position by assessing the market data in conjunction with the valuation of the position’s impact and importance in setting and achieving the strategic objectives of the Company.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment in setting target compensation for each named executive officer each year. A formulaic approach is not used to determine executive pay. Actual individual total compensation levels may vary from target levels based upon Company, business unit and individual performance, long-term organizational strategy, and other factors.

Structure of Compensation Program

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, all key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component

Base Salary	To value the competencies, skills, experience, and performance of individual executives.	Cash. Not “at risk.” Reviewed annually.

Annual Incentive Compensation	To motivate and reward executives for the achievement of targeted financial and strategic operational goals.	Cash award. Performance-based and “at risk.” Amount earned will vary based upon actual results achieved.

Long-Term Incentive Compensation	To motivate and reward executives for the achievement of long-term financial goals and creation of stockholder value.	Equity-based and cash awards. Performance-based and “at risk.” Amount earned will vary depending upon financial results achieved and stockholder value created.

Benefits	To attract the level of talent required to achieve strategic objectives and to promote continuity of leadership.	Group medical and retirement benefits offered to all employees and a supplementary benefit plan to make up for Company contributions capped due to limits of the Internal Revenue Code. Opportunity to participate in a non-qualified deferred compensation plan.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined according to the role of the executive, competitive median market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2010, the Compensation Committee considered how long the officer has been in his or her current role with the Company, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, and the financial position of the Company.

Incentive Compensation

The Compensation Committee, with input from the executive compensation consultant, sets annual incentive performance targets at the beginning of each year based on its review of the operating plan as approved by the Board and its determination of what would constitute appropriate incentive performance goals for the Company and for individual business units. Our Chief Executive Officer, Chief Financial Officer and Chief

Human Resources Officer establish specific recommendations to our Compensation Committee regarding the annual performance targets. Management and the Compensation Committee analyze and discuss these recommendations. Modifications may be made by the Compensation Committee generally before it approves the annual performance targets. In setting the performance targets, the following primary factors are considered:

•	Expected performance based upon the annual operating plan as approved by the Board;

•	The economic environment in which we expect to operate during the year; and

•	The achievement of financial results expected to enhance stockholder value.

Performance Metrics Methodology and Explanation

The opportunity for incentive compensation is based on Company performance against key metrics, including operating profit, free cash flow, net income and return on invested capital. The performance metrics are set by the Compensation Committee at the beginning of the fiscal year.

For purposes of the corporate performance metrics, operating profit is equal to operating profit from the Company’s financial statements, plus restructuring expenses. The following is a calculation of corporate operating profit for 2010:

Operating Profit	$188,374,000
Plus: Restructuring Expenses	20,649,000

Corporate Operating Profit	$209,023,000

For purposes of the corporate performance metrics, free cash flow is defined as cash provided by continuing operations from the Company’s financial statements, plus contributions from noncontrolling stockholders and cash restructuring expenses, less capital expenditures and dividends. For 2010, this amount was then adjusted to recognize the unanticipated delay of the receipt of a prior year IRS refund (the “Delayed IRS Refund”), consistent with the inclusion of the refund in the performance targets for 2010. There will be no benefit from the delayed refund in 2011 as the 2011 targets have been adjusted by an equivalent amount. The following is a calculation of corporate free cash flow for 2010:

Cash Provided by Continuing Operations	$157,986,000
Plus: Noncontrolling Stockholder Contributions	6,750,000
Plus: Cash Restructuring Expenses	13,722,000
Plus: Delayed IRS Refund	11,300,000
Less: Capital Expenditures	(119,738,000)
Less: Dividends	(37,407,000)

Corporate Free Cash Flow	$32,613,000

For purposes of the corporate performance metrics, net income is equal to net income from the Company’s financial statements, plus restructuring expenses, less income from discontinued operations. The following is a calculation of corporate net income for 2010:

Net Income	$140,449,000
Plus: Restructuring Expenses	20,649,000
Less: Income from Discontinued Operations	(24,118,000)

Corporate Net Income	$136,980,000

For purposes of the corporate performance metrics, return on invested capital is calculated by dividing the sum of operating profit from the Company’s financial statements, less income tax and the tax impact of net interest expense by an average of debt and equity calculated by taking the sum of the balance at the end of fiscal year 2009 and the balance at the end of each quarter in fiscal year 2010 divided by five. The following is a calculation of corporate return on invested capital for 2010:

Numerator:
Operating Profit	$188,374,000
Less: Income Tax Expenses	(20,057,000)
Less: Tax Impact of Net Interest Expense	(3,938,000)

$164,379,000
Denominator:
Average of Debt and Equity	$1,009,376,000
Corporate Return on Invested Capital	16.30%

Annual Incentive Compensation

Target Opportunity

At target levels of achievement, the Annual Incentive Plan is designed to approximate the market median of awards for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers was 200% of the target opportunity in 2010. At a threshold level of performance, the incentive opportunity was 50% of the target in 2010, with no incentive earned if performance was below threshold.

The Compensation Committee uses the median of general industry market data as the reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it sees fit. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Presented below are the target incentive awards for the named executive officers in 2010:

	2010 Target Incentive
Executive	$	(% of Salary)

Mr. Armes	888,893	100%
Mr. Hughes	243,544	60%
Ms. Harmon	173,587	50%
Mr. Kline	171,755	50%
Mr. Miller	165,759	50%

Performance Metrics for 2010

The performance metrics under the 2010 Annual Incentive Plan for Messrs. Armes, Kline, and Hughes and Ms. Harmon were: 60% Corporate Operating Profit and 40% Corporate Free Cash Flow. For Mr. Miller, the 2010 performance metrics were 45% International Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. The potential payout on each of the financial metrics ranged from 0% to 200%.

For 2010, the Corporate Operating Profit goal was set at $172,400,000; the Corporate Free Cash Flow goal was set at $23,000,000; and the International Tire Division Operating Profit goal was set at $56,000,000. In light of the overall market forecasts and projections for Cooper Tire at the time the 2010 targets were set, the Compensation Committee determined that these goals would be a challenge to achieve and that they were reflective of the Company’s earnings performance, financial health, and value creation.

2010 Annual Cash Incentive Awards Reflect Our Financial Performance

Despite the headwinds of significantly higher raw material pricing in 2010, the Company was resourceful and effective in capitalizing on opportunities to improve margins and productivity in almost every area of the business. The result of this effort was performance that exceeded our corporate operating profit and corporate free cash flow targets for 2010. The annual cash incentive payout for 2010 for each named executive officer except for Mr. Miller was 139.10% of their target annual cash incentive opportunity. For Mr. Miller, who has responsibility for International Tire Operations, the annual incentive payout for 2010 was 161.00% of his target annual cash incentive opportunity. Presented below are the actual incentive awards for the named executive officers in 2010:

	Actual 2010 Incentive
Executive	$	(% of Salary)

Mr. Armes	1,236,450	139.10
Mr. Hughes	338,770	83.46
Ms. Harmon	241,459	69.55
Mr. Kline	238,910	69.55
Mr. Miller	266,872	80.50

Long-Term Incentives

Long-term incentive awards are granted under the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan. The Plan allows for a variety of forms of long-term incentives, including stock options, restricted stock units, performance-based stock units and performance-based cash. The Compensation Committee approves long-term incentive award opportunities for each senior executive, including the named executive officers.

Award Grant Timing and Pricing

For current executives, the grant date is typically the date of our February Compensation Committee meeting. For new executives, the grant date is as of, or shortly after, the hiring date of the new eligible executive. Our standard methodology is to set the grant/exercise price of equity-based awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant.

Cycles for Performance-Based Grants

Key design features of performance-based stock units and performance-based cash grants include:

•	Three-year cycle with one-year performance periods;

•	At the start of each year, specific financial metrics are set;

•	At the end of each year in a three-year performance cycle, performance-based stock units and performance-based cash can be notionally earned if financial metrics for the awards have been achieved;

•	Payout opportunities can range from 0% to 200% of the target award opportunity;

•	Notionally earned performance-based stock units and performance-based cash, if any, vest and are payable at the end of the three-year cycle, with performance-based stock units payable in shares of common stock and performance-based cash settled in cash; and

•	Dividend equivalents, which only are credited to notionally earned performance-based stock units, are reinvested into additional stock units and paid at the end of the three-year cycle with the underlying and vested performance-based stock units. Performance-based stock units that have not been notionally earned do not receive dividend equivalents.

Since the performance cycle for each performance-based grant is three years, participants can have overlapping three-year award opportunities active at any time.

2010 Long-Term Incentives

The long-term award opportunity for 2010 was in the form of stock options, performance-based stock units and performance-based cash. In determining the appropriate form or mix of long-term performance awards, the Compensation Committee considers such factors as the motivational impact of various components, alignment with stockholder interests, the affordability of certain awards, and other business objectives which may prescribe or suggest the form or mix of awards at a particular time in the business cycle.

Performance-Based Stock Units

For the 2010-2012 performance cycle, the Compensation Committee granted individual award opportunities for performance-based stock units, a portion of which could be notionally earned in 2010. In 2010, there was also an opportunity to earn performance-based stock units which were granted under the 2008-2010 long-term incentive plan. In

2009, all long-term incentives were in the form of stock options, so there was no 2009-2011 long-term incentive plan under which performance-based stock units could be earned.

Presented below are the target numbers of performance-based stock units for the 2010 tranche of the 2008-2010 and the 2010-2012 performance cycles:

	Target Performance-Based Stock Unit
	Award For 2010
	2008-2010	2010-2012
	Long-Term Incentive	Long-Term Incentive
Officer	Performance Cycle	Performance Cycle

Mr. Armes	54,106	17,259
Mr. Hughes	16,000	3,571
Ms. Harmon	7,300	3,035
Mr. Kline	9,869	3,084
Mr. Miller	9,835	2,982

Performance-Based Cash

For the 2010-2012 performance cycle, the Compensation Committee also granted individual award opportunities for performance-based cash, a portion of which could be notionally earned in 2010.

Presented below are the target performance-based cash awards, denominated in cash dollar amounts based upon percentage of salary, for the 2010 tranche of the 2010-2012 performance cycle:

Target Performance-Based Cash
Officer	Award For 2010

Mr. Armes	$322,222
Mr. Hughes	$66,667
Ms. Harmon	$56,667
Mr. Kline	$57,583
Mr. Miller	$55,667

2010 Performance Metrics for Performance-Based Stock Units and Performance-Based Cash

The financial metrics for the 2010 performance period of the 2010-2012 and 2008-2010 performance cycles approved by the Compensation Committee at the beginning of 2010 are as follows:

Performance Period	Metric Weighting	Metric Weighting

2008-2010 Performance Cycle for Performance-Based Stock Units	Net Income (70)%	Free Cash Flow (30)%
2010-2012 Performance Cycle for Performance-Based Stock Units and Performance-Based Cash	Net Income (80)%	Return on Invested Capital (20)%

The Compensation Committee selected these performance metrics because improvement in the Company’s earnings and prudent management of capital were imperative over the three-year period. The ultimate value of earned performance-based stock units is based on the Company’s financial results and the stock price, which aligns with long-term stockholder value creation. The ultimate value of earned performance-based cash is based on the Company’s financial results.

The performance goals for each of the 2010 metrics noted above are based on the annual operating plan and were as follows for the 2010 performance period:

Net Income	$119,000,000
Corporate Free Cash Flow	$23,000,000
Return on Invested Capital	15.00%

Amounts Notionally Earned for 2010 Performance Period Reflect Our Performance

The Compensation Committee reviewed the performance for the 2010 performance period under the 2008-2010 performance cycle and the 2010-2012 performance cycle and determined the award level notionally earned for performance-based stock units and performance-based cash.

Presented below are the number of performance-based stock units and the amount of performance-based cash notionally earned for each of the named executive officers during 2010:

	2008-2010	2010-2012
	Long-Term Incentive	Long-Term Incentive
	Performance Cycle	Performance Cycle
	Stock Units	Stock Units	Cash

Mr. Armes	70,435	21,221	$396,198
Mr. Hughes	20,829	4,391	$81,972
Ms. Harmon	9,503	3,732	$69,677
Mr. Kline	12,847	3,792	$70,803
Mr. Miller	12,803	3,667	$68,447

Each of the named executive officers notionally earned 130.18% and 122.96% of the target number of performance-based stock units for the 2010 tranche of the 2008-2010 and 2010-2012 cycles, respectively. Each of the named executive officers notionally earned 122.96% of the target amount of performance-based cash for the 2010 tranche of the 2010-2012 cycle.

Awards earned for the 2008-2010 cycle were vested and paid in shares of common stock in early 2011. Awards earned for the 2010-2012 cycle will be paid in shares of common stock and cash in early 2013. In accordance with the regulations established by the Securities and Exchange Commission for the Summary Compensation Table, the “Stock Awards” column shows only the tranches granted each calendar year. For example, the 2010 values for the “Stock Awards” include the 2010 performance period of the 2008-2010 cycle and the 2010-2012 cycle.

Stock Options

The size of the stock option grant was determined with reference to competitive median levels for executives in similar roles in similar organizations, the historic and recent price for the Company’s stock, as well as individual performance and other long-term considerations.

The stock options granted in 2010 vest in equal installments of one-third per year beginning one year after the date of grant and are presented in the “2010 Grants of Plan-

Based Awards Table” that is included below. The option term is 10 years, after which, if not exercised, the option expires.

Retirement Benefits

In order to attract high caliber leadership and promote management continuity among our named executive officers, we provide the following retirement benefits:

•	401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to 99% of their pay, up to the annual limit determined by the Internal Revenue Service. The Company provides each participant a matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the Plan on behalf of all eligible employees for the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service. In fiscal 2010, a discretionary contribution equal to approximately 1.5% of an eligible employee’s salary was made to the 401(k) Plan. In addition, a discretionary contribution for 2010 equal to approximately 2.45% of an eligible employee’s salary was made to the 401(k) Plan.

•	Pension Plan. The Company also has a cash balance pension plan that was frozen as of June 30, 2009. Because they were active employees on June 30, 2009, Messrs. Armes, Kline, and Miller have a balance under the cash balance pension plan. Because the plan was closed to new participants after June 30, 2009, Mr. Hughes and Ms. Harmon are not participants in this plan. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment within one year of termination; otherwise the benefit is paid in the form of an annuity when the participant is eligible.

•	Non-Qualified Supplementary Benefit Plan. This plan was designed to make-up for any benefits not accrued under the now frozen pension plan and/or the 401(k) plan due to Internal Revenue Code limits on qualified benefits. This plan allows executives, including our named executive officers, to participate at the same level as other employees who are not subject to the limitations under the Internal Revenue Code, albeit through a non-qualified plan.

The actuarial change from 2009 in our named executive officers’ pension benefits is presented in the “2010 Summary Compensation Table” on page 28. Detailed information about these pension plans is also presented in the “2010 Pension Benefits Table” and related disclosures on page 33.

Executive Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company offers a non-qualified deferred compensation plan. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in investment vehicles similar to those offered in the Company’s 401(k) Plan. These investment choices include the opportunity to invest in our Common Stock. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2010 Non-Qualified Deferred Compensation Table” and related disclosures below. This plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Code, as are all other plans of the Company that have an element of deferred compensation.

Perquisites and Other Compensation

We provide a limited annual allowance of $15,000 to cover the cost of financial planning services and an annual executive physical for our named executive officers. We also pay for relocation costs for our named executive officers. In addition, it is our policy to cover travel costs of spouses to accompany the executives and participate in business-related activities. There is minimal use of the Company plane for personal use, and we do not provide for a tax gross-up of the imputed income for the executives’ personal use of the Company plane. For certain of these other items, including business-related travel costs for spouses, we provide for a tax gross-up of the imputed income. The value of these perquisites and other compensation is presented in the “All Other Compensation” column of the 2010 Summary Compensation Table.

In 2010, the Company phased out Company-supplied automobiles for the named executive officers. At the time of the phase out, named executive officers returned Company-supplied automobiles and received a one-time base salary adjustment ranging from $14,000-$16,000.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in the Company. As such, the Compensation Committee has established minimum stock ownership guidelines for our named executive officers.

In December 2008, the Compensation Committee approved new stock ownership guidelines effective January 1, 2009, for named executive officers. At present, the individuals listed below must achieve the ownership guidelines as follows:

Officer	Ownership Guideline	Targeted Achievement Date

Mr. Armes	5 x Base Salary	January 1, 2013
Mr. Hughes	3 x Base Salary	November 18, 2014
Ms. Harmon	3 x Base Salary	December 16, 2014
Mr. Kline	3 x Base Salary	January 1, 2013
Mr. Miller	3 x Base Salary	January 1, 2013

If any of our named executive officers do not in a timely manner satisfy the stock ownership guidelines, then the Compensation Committee may take further action including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants.

Employment Agreement and Change in Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Watson, cost and other considerations, and were set to attract him to join the Company. The terms of the original agreement were amended and restated on December 22, 2008, to be in full compliance with Section 409A of the Code. Mr. Armes’ current base salary under his employment agreement is $916,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change in control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change in control and termination occurs, or termination occurs during a time when the Company is party to a definitive agreement, the consummation of which would result in a change in control, and thus are not considered part of annual compensation. We believe that a change in control plan maintains productivity, facilitates a long-term commitment, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change in control of the Company.

See “Potential Payments Upon Termination or Change in Control” for more information regarding these arrangements.

Other Considerations

Clawback Policy

Our Board has adopted a policy that permits us to recoup the annual and long-term incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive pay (“LTIP”), and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the LTIP, the Board may elect to recover LTIP paid out to the extent the Company’s performance goals were over-stated as a result of such restatement, and, for all employees, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant performance period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant performance period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, LTIP, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or notionally earned incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and certain other named executive officers will not be deductible unless it meets specified criteria for being “performance-based.” The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

Compensation Plan for 2011

The Company plans to continue the same basic structure of the overall compensation plan for named executive officers in 2011 as was used in 2010.

Base pay levels are set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by peer group and general market comparisons.

Annual cash incentive opportunity levels are benchmarked against competitive norms as measured against general industry data for similar executive positions as provided by our executive compensation consultant. Individual annual cash incentive opportunity levels are adjusted, if warranted, to maintain competitive compensation packages for our named executive officers. The Annual Incentive Plan performance measures are based on financial (operating profits and free cash flow) goals.

The long-term incentive opportunity for 2011 includes a mix of stock options, performance-based stock units and performance-based cash. The stock options vest in equal installments of one-third per year beginning one year after grant. The performance-based stock units and performance-based cash award are measured against net income and return on invested capital.

Executive Compensation Consultant Fees Disclosure

Towers Watson served as an executive compensation consultant at the beginning of fiscal year 2010. Beginning in July 2010, the Compensation Committee engaged Exequity LLP to serve as an executive compensation consultant for the balance of fiscal year 2010.

During 2010, Towers Watson was paid $107,888 in fees for executive compensation consulting and $288,649 in fees for non-executive compensation assistance. The decision to use Towers Watson for non-executive compensation consulting purposes was recommended by management and approved by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2011 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Richard L. Wambold, Chairman
John J. Holland
John F. Meier
Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2010, descriptions of the cash compensation paid by the Company, as well as certain other compensation awarded, paid or accrued, during 2010 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer;

•	Mr. Bradley E. Hughes, Vice President and Chief Financial Officer; and

•	Mr. James E. Kline, Vice President, General Counsel, and Secretary; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; and Mr. Harold C. Miller, Vice President and President International Tire division, who were our three other most-highly compensated executive officers other than Messrs. Armes and Hughes who were serving as of December 31, 2010.

2010 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2008, 2009 and 2010 for our named executive officers.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other		Total
Position(1)	Year	Salary	Bonus(2)	Awards(3)	Awards(4)	Compensation(5)	Earnings(6)	Compensation(8)		Compensation

Roy V. Armes	2010	$888,038		$1,334,882	$957,042	$1,236,450	$7,303	$294,499	(9)	$4,718,214
Chairman, President, and	2009	$850,000		$417,075	$748,800	$1,700,000	$31,613	$210,427		$3,957,915
Chief Executive Officer	2008	$850,000		$1,706,933	$0	$0	$50,571	$29,908		$2,637,412

Bradley E. Hughes	2010	$405,923		$366,076	$203,626	$338,770	$0	$311,831	(10)	$1,626,226
Vice President and Chief	2009	$48,352	$100,000	$1,530,677 (7)	$0	$58,020	$0	$33,460		$1,770,509
Financial Officer

Brenda S. Harmon	2010	$347,000		$193,316	$175,695	$241,459	$0	$51,122	(11)	$1,008,592
Senior Vice President and Chief Human Resources Officer

James E. Kline	2010	$343,284		$242,286	$175,695	$238,910	$8,635	$82,408	(12)	$1,091,218
Vice President, General	2009	$332,219		$92,060	$187,200	$332,220	$19,738	$41,624		$1,005,061
Counsel, and Secretary	2008	$329,194		$376,766	$0	$0	$49,831	$18,800		$774,591

Harold C. Miller	2010	$331,100		$239,742	$171,190	$266,872	$6,683	$71,684	(13)	$1,087,271
Vice President and	2009	$309,012		$90,160	$249,600	$309,012	$14,564	$34,896		$1,007,244
President International	2008	$305,050		$368,992	$0	$0	$34,831	$23,433		$732,306
Tire Division

(1)	Mr. Hughes joined the Company on November 18, 2009. Ms. Harmon joined the Company on December 16, 2009.

(2)	Per the terms of his new hire letter, Mr. Hughes received a sign-on bonus of $100,000 in 2009.

(3)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2010. At maximum performance levels under the 2010 tranche of the 2008-2010 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $2,024,105; Mr. Hughes, $598,560; Ms. Harmon, $273,093; Mr. Kline, $369,199; Mr. Miller, $367,927. At maximum performance levels under the 2010 tranche of the 2010-2012 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $645,659; Mr. Hughes, $133,591; Ms. Harmon, $113,539; Mr. Kline, $115,372; Mr. Miller, $111,557.

(4)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2010.

(5)	The amounts shown in this column represent payouts in cash for performance under our annual cash incentive program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and achievement of strategic goals. See “Compensation Discussion and Analysis” for more information about our annual cash incentive program. In 2008, performance was below threshold targets and there were no incentive payouts.

(6)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental plans). None of the named executive officers received above-market earnings on deferred compensation balances from prior years.

(7)	Includes a grant of 2,700 performance-based stock units at a grant date value of $19.70 per unit and 75,000 restricted share units at a grant date value of $19.70 per restricted share unit, which Mr. Hughes received pursuant to the terms of his new hire letter. The 2,700 performance-based stock units awarded to Mr. Hughes in 2009 had a maximum value of $106,354.

(8)	The amounts shown in this column represent perquisites and other compensation including company contributions to qualified and non-qualified defined contribution plans, executive physicals, financial planning services, company-supplied automobile, personal use of company aircraft, spouse and dependent travel and relocation allowances. Amounts received by each named officer are identified and quantified in footnotes 9 through 13.

(9)	This amount includes $258,669 in Company contributions to the defined contribution retirement plans; $8,829 for use of a Company-supplied automobile; $18,013 for personal, spouse and dependent travel and a tax gross-up related to these travel costs of $6,863; $2,125 for executive physical; and $11,021 for financial planning services.

(10)	This amount includes $32,408 in Company contributions to the defined contribution retirement plans; and relocation costs of $194,833 and a tax gross-up related to these relocation costs of $84,590.

(11)	This amount includes $25,798 in Company contributions to the defined contribution retirement plans; relocation costs of $11,629 and a tax gross-up related to these relocation costs of $6,680; and $7,015 for financial planning services.

(12)	This amount includes $61,008 in Company contributions to the defined contribution retirement plans; $12,528 for use of a Company-supplied automobile; $2,714 for executive physical; and $6,158 for financial planning services.

(13)	This amount includes $57,321 in Company contributions to the defined contribution retirement plans; $7,861 for use of a Company-supplied automobile; $1,702 for executive physical; and $4,800 for financial planning services.

2010 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2010. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2010 Fiscal Year-End Table” below. All awards were granted under our 2010 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” above.

									All Other
			Estimated Future			Estimated Future			Option	Exercise		Grant Date Fair
			Payouts Under			Payouts Under			Awards: #	of Stock		Value of
			Non-Equity Incentive			Equity Incentive			of Securities	Option	Closing	Stock and
			Plan Awards			Plan Awards			Underlying	Awards	Price	Option
			$	$	$	#	#		Options	($/share)	(S/share)	Awards
		Grant	Threshold	Target	Maximum	Threshold	Target	#	#	$	$	$
Name		Date	(2)	(3)	(4)	(5)	(6)	Maximum (7)	(8)	(9)	(10)	(11)
(a)	Type(1)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Roy V. Armes	AIP	2/24/2010	$444,447	$888,893	$1,777,786
	PBUI	2/24/2010				27,053	54,106	108,212	—	—	—	$1,012,053
	PBU2	2/24/2010				8,630	17,259	34,518	—	—	—	$322,830
	PBU3	2/24/2010	$161,111	$322,222	$644,444
	Options	3/9/2010							106,220	$18.705	$18.79	$957,042

Bradley E. Hughes	AIP	2/24/2010	$121,772	$243,544	$487,088
	PBU1	2/24/2010				8,000	16,000	32,000	—	—	—	$299,280
	PBU2	2/24/2010				1,786	3,571	7,142	—	—	—	$66,796
	PBU3	2/24/2010	$33,334	$66,667	$133,334
	Options	3/9/2010							22,600	$18.705	$18.79	$203,626

Brenda S. Harmon	AIP	2/24/2010	$86,794	$173,587	$347,174
	PBU1	2/24/2010				3,650	7,300	14,600	—	—	—	$136,547
	PBU2	2/24/2010				1,518	3,035	6,070	—	—	—	$56,770
	PBU3	2/24/2010	$28,334	$56,667	$113,334
	Options	3/9/2010							19,500	$18.705	$18.79	$175,695

James E. Kline	AIP	2/24/2010	$85,878	$171,755	$343,510
	PBU1	2/24/2010				4,935	9,869	19,738	—	—	—	$184,600
	PBU2	2/24/2010				1,542	3,084	6,168	—	—	—	$57,686
	PBU3	2/24/2010	$28,792	$57,583	$115,166
	Options	3/9/2010							19,500	$18.705	$18.79	$175,695

Harold C. Miller	AIP	2/24/2010	$82,880	$165,759	$331,518
	PBU1	2/24/2010				4,918	9,835	19,670	—	—	—	$183,964
	PBU2	2/24/2010				1,491	2,982	5,964	—	—	—	$55,778
	PBU3	2/24/2010	$27,834	$55,667	$111,334
	Options	3/9/2010							19,000	$18.705	$18.79	$171,190

(1)	AIP = Annual Incentive Plan; PBU1 = Performance-based stock units granted in the 2010 tranche of the 2008-2010 Long-Term Incentive Plan; PBU2 = Performance-based stock units granted in the 2010 tranche of the 2010-2012 Long-Term Incentive Plan; PBU3 = Performance-based cash granted in the 2010 tranche of the 2010-2012 Long-Term Incentive Plan; Options = Stock options granted in 2010.

(2)	The amounts shown in column (c) with respect to AIP represent the threshold opportunity below which no AIP incentive is earned. The threshold payout is based on performance at 74% and 83% of the Corporate Operating Profit and Corporate Free Cash Flow targets, respectively. The amounts shown in column (c) with respect to PBU3 represent the threshold amount of performance-based cash that the executive would notionally earn for 2010 performance under the 2010-2012 performance cycle of our Long-Term Incentive Plan, if the 2010 performance is at 74% or 73% of target for the Corporate Net Income and Return on Invested Capital targets, respectively (the payout is 50% of the executives’ targeted payout amounts). If the 2010 performance is below the applicable targets, our executives would not receive any payout of the performance-based cash awarded to them.

(3)	The amounts shown in column (d) with respect to AIP represent potential payouts under the Annual Incentive Plan for 2010 if performance equals 100% of target for each performance metric (the payout is 100% of the executives’ targeted payout amounts). The amounts shown in column (d) with respect to PBU3 represent the amount of performance-based cash that the executive would notionally earn for 2010 performance under the 2010-2012 performance cycle of our Long-Term Incentive Plan, if the 2010 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(4)	The amounts shown in column (e) with respect to AIP represent the maximum potential payouts under the Annual Incentive Plan for 2010. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding 168% and 191% of the target goals for the Corporate Operating Profit and Corporate Free Cash Flow targets, respectively. The amounts shown in column (e) with respect to PBU3 represent the maximum amount of performance-based cash that the executive would notionally earn for 2010 performance under the 2010-2012 performance cycle of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding 168% and 133% of the target goals for the Corporate Net Income and Return on Invested Capital targets, respectively.

(5)	The amounts shown in column (f) represent the threshold number of performance-based stock units that the executive would notionally earn for 2010 performance under the 2008-2010 and 2010-2012 performance cycles of our Long-Term Incentive Plan, if the 2010 performance for (a) the 2008-2010 performance cycle is at 74% and 83% of the Corporate Net Income and Corporate Free Cash Flow targets, respectively, and (b) for the 2010-2012 performance cycle is at 74% and 73% of the Corporate Net Income and Return on Invested Capital targets, respectively (in each case, the payout is 50% of the executives’ targeted payout amounts). If the 2010 performance period is below the applicable targets, our executives would not receive any payout of the performance-based stock units awarded to them.

(6)	The amounts shown in column (g) represent the number of performance-based stock units that the executive would notionally earn for 2010 performance under the 2008-2010 and 2010-2012 performance cycles of our Long-Term Incentive Plan, if the 2010 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(7)	The amounts shown in column (h) represent the maximum number of performance-based stock units that the executive would notionally earn for 2010 performance under the 2008-2010 and 2010-2012 performance cycles of our Long-Term Incentive Plan. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding (a) 168% and 191% of the Corporate Net Income and Corporate Free Cash Flow targets, respectively, for the 2008-2010 performance cycle, and (b) 168% and 133% of the Corporate Net Income and Return on Invested Capital targets, respectively, for the 2010-2012 performance cycle.

(8)	The amounts shown in column (i) represent the number of stock options granted to each executive.

(9)	The amounts shown in column (j) represent the per-share exercise price of options on March 9, 2010, the date they were granted. This was determined based on the average of the high and low price of a share of the Company’s common stock on that date.

(10)	The amounts shown in column (k) represent the closing market price of the Company’s common stock on March 9, 2010.

(11)	The amounts in column (l) represent the grant date fair value as of the grant date of stock awards determined pursuant to FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2010.

Dividend equivalents accrue on the restricted stock units and notionally earned performance-based stock units at the same quarterly rate as that paid to our stockholders, which for 2010 was $0.105 per share. The dividend equivalents were reinvested into additional stock units.

For more information about the compensation arrangements in which our named executive officers participate, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based stock units that have not been earned and restricted stock units) held by our named executive officers at the end of 2010.

								Stock Awards
												Equity
												Incentive
	Option Awards											Plan
											Equity	Awards:
											Incentive	Market or
											Plan	Payout
											Awards:	Value of
											Number of	Unearned,
										Market	Unearned	Shares,
		Number of		Number of				Number		Value of	Shares,	Units or
		Securities		Securities				of Shares		Shares or	Units or	Other
		Underlying		Underlying				or Units of		Units of	Other	Rights
		Unexercised		Unexercised		Option		Stock That		Stock That	Rights That	That
		Options		Options		Exercise	Option	Have Not		Have Not	Have Not	Have Not
		(#)		(#)		Price	Expiration	Vested		Vested	Vested	Vested
Name	Grant Date	Exercisable		Unexercisable		($)	Date	(#)		($)(3)	(#)	($)(3)(4)

Roy V. Armes	April 6, 2009	120,000	(1)	240,000	(1)	$4.82	April 6, 2019	—		—	—	—
	March 9, 2010	—		106,220	(1)	$18.705	March 9, 2020	—		—	—	—
	—	—		—		—	—	21,221		$500,391	69,036	$1,627,869

		120,000		346,220
Bradley E. Hughes	March 9, 2010	—		22,600	(1)	$18.705	March 9, 2020	—		—	—	—
	—	—		—		—	—	61,802	(2)	$1,457,291	14,284	$336,817
Brenda S. Harmon	March 9, 2010	—		19,500	(1)	$18.705	March 9, 2020	—		—	—	—
	—	—		—		—	—	22,870	(2)	$539,275	12,140	$286,261
James E. Kline	February 15, 2005	14,555	(1)	—		$21.61	February 15, 2015	—		—	—	—
	April 6, 2009	—		60,000	(1)	$4.82	April 6, 2019	—		—	—	—
	March 9, 2010	—		19,500	(1)	$18.705	March 9, 2020	—		—	—	—
	—	—		—		—	—	3,792		$89,415	12,336	$290,883

		14,555		79,500
Harold C. Miller	July 17, 2002	10,000	(1)	—		$18.20	July 17, 2012	—		—	—	—
	February 4, 2004	10,000	(1)	—		$19.76	February 4, 2014	—		—	—	—
	February 15, 2005	14,023	(1)	—		$21.61	February 15, 2015	—		—	—	—
	April 6, 2009	—		80,000	(1)	$4.82	April 6, 2019	—		—	—	—
	March 9, 2010	—		19,000	(1)	$18.705	March 9, 2020	—		—	—	—
	—	—		—		—	—	3,667		$86,468	11,928	$281,262

		34,023		99,000

(1)	The stock options vest in one-third increments on each of the first three anniversaries of the grant date.

(2)	Includes dividend equivalent units earned on outstanding restricted stock units.

(3)	Value is based on the closing price of our common stock of $23.58 on December 31, 2010, as reported on the New York Stock Exchange.

(4)	Reflects the maximum payout opportunity for 2011 and 2012 performance periods under the 2010-2012 performance cycle of our Long-Term Incentive Plan.

2010 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Roy V. Armes	—	$—	500,592	$10,678,570	(2)
Bradley E. Hughes	—	$—	45,395	$1,069,747
Brenda S. Harmon	—	$—	15,854	$321,668
James E. Kline	40,916	$448,317	32,993	$777,975
Harold C. Miller	64,023	$792,296	32,881	$775,334

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

(2)	This amount includes $1,603,376, representing 79,929 shares, which Mr. Armes deferred consistent with the terms of his employment agreement. This amount is also reported in the column “Executive Contributions in 2010” in the 2010 Non-Qualified Deferred Compensation table below.

2010 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our Non-Qualified Supplementary Benefit Plan.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	Spectrum Retirement Plan	4	$35,170	$0
	Non-Qualified Supplementary Benefit Plan	4	$391,149	$0
Bradley E. Hughes	Non-Qualified Supplementary Benefit Plan	1	$0	$0
Brenda S. Harmon	Non-Qualified Supplementary Benefit Plan	1	$0	$0
James E. Kline	Spectrum Retirement Plan	7	$117,609	$0
	Non-Qualified Supplementary Benefit Plan	7	$136,484	$0
Harold C. Miller	Spectrum Retirement Plan	8	$105,891	$0
	Non-Qualified Supplementary Benefit Plan	8	$101,482	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their current age. See Note 10 to our Consolidated Financial Statements for the twelve months ended December 31, 2010, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies”.

We have a cash balance pension plan that was frozen as of June 30, 2009. The cash balance pension plan is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her. Participants in this plan include all non-union employees in the United States who were employed by Cooper Tire on or before June 30, 2009, other than those participants grandfathered in the defined benefit pension plan who had reached age 40 and had at least 15 years of service with us as of January 1, 2002. With the exception of Mr. Hughes and Ms. Harmon, each of the other named executive officers for 2010 participated in the cash balance pension plan.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

2010 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2010 for each of our named executive officers under our non-qualified deferred compensation plans and programs.

	Executive		Company	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings	Withdrawals/	Balance
	in 2010		in 2010	in 2010	Distributions	at 12/31/10
Name	($)		($)	($)	($)	($)

Roy V. Armes	1,603,376	(1)	240,705	985	0	1,860,111
Bradley E. Hughes	0		18,391	0	0	18,391
Brenda S. Harmon	0		9,823	0	0	9,823
James E. Kline	0		43,044	647	0	53,567
Harold C. Miller	0		39,357	22,695	0	288,895

(1)	This amount includes $1,603,376, which was deferred consistent with the terms of Mr. Armes’ employment agreement for restricted stock units that vested in 2010. This amount is also reported in the column “Value Realized on Vesting” in the 2010 Option Exercises and Stock Vesting Table above.

For more information about our non-qualified deferred compensation program, see “Compensation Discussion and Analysis” above.

Qualified Deferred Compensation Plan

We maintain a tax-qualified 401(k) Plan, the Spectrum Investment Savings Plan, which provides participants an opportunity to save for retirement. Under the 401(k) Plan, all participants are eligible to receive matching contributions from us that are subject to vesting over time. The Company provides each participant a matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the Plan on behalf of eligible employees for the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service. In fiscal 2010, a discretionary contribution based on 2009 operating results equal to approximately 1.5% of an eligible employee’s salary was made to the 401(k) Plan. In addition, a discretionary contribution for 2010 equal to approximately 2.45% of an eligible employee’s salary was made to the 401(k) Plan.

Non-Qualified Supplementary Benefit Plan

The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. The named executive officers participate in the Non-Qualified

Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan (the Spectrum Investment Savings Plan) is restricted by limits under the Internal Revenue Code.

Non-Qualified Deferred Compensation Plan

The Executive Deferred Compensation Plan is an elective deferred compensation plan which allows certain executive officers, including the named executive officers, to defer receipt of up to 80% of base salary and 100% of cash awards earned under annual and long-term incentive plans, subject to minimum $10,000 annual deferral for each element of compensation. The Company does not make matching or other employer contributions to the Executive Deferred Compensation Plan.

Each year, participants in the Executive Deferred Compensation Plan have the opportunity to make an election with respect to the subsequent year, choosing the amounts they will defer for the subsequent year, the form of distribution for the deferred amounts, and the allocation among investment preferences which determine credited earnings or losses on the deferred amounts. The available investment preferences mirror the investment opportunities provided in the Company’s qualified 401(k) plan.

We credit deferred compensation in bookkeeping accounts established for the Executive Deferred Compensation Plan. Based on the participant’s election, deferred amounts are credited with earnings or debited with losses as if the deferred amounts were invested in the funds offered within the 401(k) plan. Distributions of deferred accounts, made in accordance with each participant’s election and generally made upon termination of employment, can be made in the form of a lump sum, up to 10 annual installments, or a combination of both. Participants may also change their distribution elections subject to distribution delays. This Plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation upon a termination of employment or a change in control. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change in control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

Payments to Mr. Armes

We are a party to an employment agreement with Mr. Armes. The initial term of employment for Mr. Armes was for three years beginning January 1, 2007, which term is automatically extended for one additional year commencing each January 1 after the commencement of the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. Below is a description of the payments or compensation Mr. Armes is entitled to pursuant to his employment agreement when his employment with us is terminated or upon a change in control.

Payments Made Upon Retirement

If Mr. Armes retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then current base salary, to the extent unpaid through his termination date, plus the prorated portion of our annual and long-term incentive compensation programs in which he participates. The prorated portion of the annual incentive and long-term incentive compensation will be calculated using the actual performance of the applicable metrics through the end of the most recent fiscal quarter. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any benefits under the Company’s Non-Qualified Supplementary Benefit Plan to which he is entitled.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target annual incentive, a prorated long-term performance based incentive compensation payout based on actual performance through the end of the most recent fiscal quarter, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as distribution of any unpaid vested restricted stock unit award.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement). These payments and benefits include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time based restricted stock unit awards on a prorated basis to the date of termination, payable in accordance with the terms of the applicable plans;

•	Stock option awards that are vested at the date of termination plus a prorated accelerated vesting for stock options that have not otherwise vested, subject to exercise for 90 days following termination; and

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation.

Payments Made in Connection with a Change in Control or Termination Following a Change in Control

Mr. Armes is entitled to certain separation benefits and payments upon a change in control or a termination within two years following a change in control. These payments and benefits upon termination include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time based restricted stock unit and stock option awards with payment made in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination) or the Company may pay the value in cash; however, if the successor company has not assumed the obligation at the date of the change in control, vesting will occur at the time of the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation; and

•	A tax gross-up for excise taxes, if the parachute payments exceed 110% of the “Section 280G safe harbor limit,” resulting from payments triggered as a result of a change in control. If the parachute payments do not exceed 110% of the “Section 280G safe harbor limit,” the payments are cut-back to the “Section 280G safe harbor limit” and there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Payments to Other Named Executive Officers

Payments Made Upon Retirement, Death or Disability or Involuntary Termination Without Cause

Upon (i) retirement by a named executive officer who is eligible to retire, (ii) death or disability or (iii) an involuntary termination without cause, named executive officers receive the following:

•	Prorated incentive (annual and long-term) compensation through the date of termination based upon actual performance through the end of the performance period to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits;

•	Vested stock options are exercisable for 30 days following an involuntary termination without cause or due to a disability; for three months upon retirement (five years for non-qualified stock options); or 12 months upon death; and

•	Unvested restricted stock unit awards vest upon retirement, death or disability are distributable in accordance with the participants elections under the terms of the plan.

Payments Made Upon Termination for Cause or Voluntary Termination

Upon a termination for cause or a voluntary termination , named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. All stock options and unvested restricted stock units are immediately forfeited.

Payments Made in Connection with a Change in Control

Following a change in control or a qualified pre-change in control termination such as when the Company is party to a definitive agreement the consummation of which would result in a change in control, named executive officers are entitled to receive the following payments and benefits:

Benefits upon closing of the Change in Control or a qualified termination under a potential change in control.

•	Payment of notionally earned and unpaid annual and long-term incentive compensation;

•	Prorated target for annual or long-term incentive compensation that is not notionally earned;

•	If the time-based restricted stock units or stock option awards are not assumed by the successor upon the change in control, the restricted stock units and stock options vest upon the change in control. Stock options remain exercisable for 90 days following termination. Restricted stock units and stock options may be converted to cash if the acquiring company does not assume responsibility for the obligation; and

•	Upon a qualified termination under a potential change in control only, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment of restricted stock units in accordance with the participants elections under terms of the plan and stock options are exercisable for 90 days following termination.

Additional benefits upon a termination within two years after a Change in Control.

•	Prorated annual incentive compensation from the date of the beginning of the performance period through the date of termination for awards or programs in which the executive participates at target levels;

•	If the time-based restricted stock units or stock option awards are assumed by the successor upon the change in control, accelerated vesting of all then unvested time based restricted stock units and stock option awards with payment in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination);

•	Two times the sum of the named executive officer’s base pay plus target annual incentive compensation at the greater of the amount at termination or immediately prior to the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the named executive officer’s base salary; and

•	If the parachute payments on an after-tax basis exceed 110% of the parachute payments that would have been received calculated without a reduction to the “Section 280G safe harbor limit,” the payments are not cut back to the “Section 280G safe harbor limit,” otherwise they are cut back. In any event, there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Payments to Mr. Hughes Upon Material Changes to Job Description

In addition to the payments to named executive officers other than Mr. Armes described above, under the terms of Mr. Hughes October 30, 2009 offer letter, in the event the Company changes to whom Mr. Hughes reports or materially changes Mr. Hughes’ organization, accountabilities or location during the first two years of his employment, and Mr. Hughes chooses to terminate his employment within 60 days of such change, he will receive:

•	A severance payment equal to six months base salary;

•	A prorated bonus equal to the amount that would have been received had performance targets been met, payable at the date of normal distribution;

•	Nullification of any forfeiture of Mr. Hughes’ sign-on bonus and relocation reimbursement; and

•	Prorated long-term incentive plan compensation through the date of termination for any plan in which Mr. Hughes has participated for at least 12 months.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated and, as applicable, a change in control occurred as of December 31, 2010, and that the price of our common stock equals $23.58, which was the closing price of our common stock on December 31, 2010, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, President and Chief Executive Officer.

				Termination
				Without	Termination	Termination
				Cause or	for Cause	Subsequent to
		Termination	Termination	for Good	or Without	a Change in
Benefits and Payments Upon	Retirement on	by Death	by Disability	Reason on	Good Reason	Control on
Termination	12/31/10 (A)	on 12/31/10	on 12/31/10	12/31/10	on 12/31/10	12/31/10

Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—	$1,236,450	$1,236,450	$1,236,450	$1,236,450	$1,236,450
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—			$3,864,634		$3,864,634
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	$5,161,716	$5,161,716	$5,161,716	$4,265,127	$5,161,716
Stock Options(5)	$—	$2,251,200	$2,251,200	$2,251,200		$7,271,423
Restricted Stock Units(6)	$—	$1,676,161	$1,676,161	$1,676,161	$1,676,161	$1,676,161
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	$391,851	$391,851	$391,851	$391,851	$391,851
Executive Deferred Compensation Plan(12)	$—	$1,603,376	$1,603,376	$1,603,376	$1,603,376	$1,603,376
Life, accident, and health insurance(8)	$—	$25,701	$25,701	$25,701		$25,701
Retiree medical and life insurance(9)	$—
Excise-Tax Gross-up(10)	$—
Outplacement Services	$—

Total	$—	$12,346,455	$12,346,455	$16,211,089	$9,172,965	$21,231,312

(A)	Not eligible for retirement at 12/31/10.

Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Vice President and Chief Financial Officer.

				Termination
				Without	Termination	Termination in	Termination
				Cause or	for Cause	Connection	Upon Material
		Termination	Termination	for Good	or Without	With a Change	Change to Job
Benefits and Payments Upon	Retirement on	by Death	by Disability	Reason	Good Reason	in Control	Description
Termination	12/31/10 (A)	on 12/31/10	on 12/31/10	on 12/31/10	on 12/31/10	on 12/31/10	on 12/31/10

Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—	$338,770	$338,770	$338,770	$338,770	$338,770	$338,770
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					$1,324,800	$207,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	$806,680	$806,680	$621,186	$621,168	$806,680	$806,680
Stock Options(5)	$—					$110,175
Restricted Stock Units(6)	$—	$1,353,751	$1,353,751			$1,353,751
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—
Life, accident and health insurance(8)	$—					$29,943
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					$62.100

Total	$—	$2,499,201	$2,499,201	$959,938	$959,938	$4,026,219	$1,352,450

(A)	Not eligible for retirement at 12/31/10.

(B)	Not eligible to participate in Pension Plan.

Brenda S. Harmon

The following table shows the potential payments upon termination under various circumstances for Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer.

				Termination
				Without	Termination	Termination in
				Cause or	for Cause	Connection
		Termination	Termination	for Good	or Without	With a Change
Benefits and Payments Upon	Retirement on	by Death	by Disability	Reason	Good Reason	in Control
Termination	12/31/10 (A)	on 12/31/10	on 12/31/10	on 12/31/10	on 12/31/10	on 12/31/10

Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—	$241,459	$241,459	$241,459	$241,459	$241,459
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					$1,062,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	$381,758	$381,758	$224,081	$224,081	$381,758
Stock Options(5)	$—					$95,063
Restricted Stock Units(6)	$—	$451,274	$451,274			$451,274
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—
Life, accident and health insurance(8)	$—					$21,027
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					$53,100

Total	$—	$1,074,491	$1,074,491	$465,540	$465,540	$2,305,681

(A)	Not eligible for retirement at 12/31/10.

(B)	Not eligible to participate in Pension Plan.

James E. Kline

The following table shows the potential payments upon termination under various circumstances for James E. Kline, Vice President, General Counsel, and Secretary.

				Termination
				Without	Termination	Termination
				Cause or	for Cause	in Connection
		Termination	Termination	for Good	or Without	With a Change
	Retirement on	by Death	by Disability	Reason on	Good Reason	in Control
Benefits and Payments Upon Termination	12/31/10	on 12/31/10	on 12/31/10	12/31/10	on 12/31/10	on 12/31/10

Compensation:
Base salary(1)
Annual incentive compensation(2)	$238,910	$238,910	$238,910	$238,910	$238,910	$238,910
Cash Severance — Base salary and average annual incentive compensation multiple(3)						$1,078,500
Long-term incentive — Performance-Based Stock Units and Cash(4)	$938,193	$938,193	$938,193	$777,975	$777,975	$938,193
Stock Options(5)	$28,673	$28,673	$28,673	$28,673		$1,249,336
Restricted Stock Units(6)
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$136,613	$136,613	$136,613	$136,613	$136,613	$136,613
Life, accident and health insurance(8)						$21,073
Retiree medical and life insurance(9)
Outplacement Services(11)						$53,925

Total	$1,342,389	$1,342,389	$1,342,389	$1,182,171	$1,153,498	$3,716,550

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, Vice President and President International Tire Division.

				Termination
				Without	Termination	Termination
				Cause or	for Cause	in Connection
		Termination	Termination	for Good	or Without	With a Change
	Retirement on	by Death	by Disability	Reason on	Good Reason	in Control
Benefits and Payments Upon Termination	12/31/10 (A)	on 12/31/10	on 12/31/10	12/31/10	on 12/31/10	on 12/31/10

Compensation:
Base salary(1)	$—
Annual incentive compensation(2)	$—	$266,872	$266,872	$266,872	$266,872	$266,872
Cash Severance — Base salary and average annual incentive compensation multiple(3)	$—					$1,044,000
Long-term incentive — Performance-Based Stock Units and Cash(4)	$—	$930,249	$930,249	$775,664	$775,664	$930,249
Stock Options(5)	$—	$119,625	$119,625	$116,625		$1,713,050
Restricted Stock Units(6)	$—	$73,900	$73,900	$73,900	$73,900	$73,900
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	$101,601	$101,601	$101,601	$101,601	$101,601
Executive Deferred Compensation Plan(12)	$—	$236,708	$236,708	$236,708	$236,708	$236,708
Life, accident and health insurance(8)	$—					$20,977
Retiree medical and life insurance(9)	$—
Outplacement Services(11)	$—					$52,200

Total	$—	$1,728,955	$1,728,955	$1,571,370	$1,454,745	$4,439,557

(A)	Not eligible for retirement at 12/31/10.

Footnotes for Tabular Disclosure

(1)	As of December 31, 2010, the amount of base salary payable to the named executive officers for services rendered during 2010 has been paid.

(2)	Amounts shown are actual amounts payable in early 2011 based upon achieved performance metrics established for 2010 although the payments could be different for a termination during the year under the various listed terminations.

(3)	Termination within two years after a change in control: $75,000 lump sum payment in addition to two (2) times the sum of base salary as of the end of 2010 plus average annual cash incentive award over the prior three (3) years for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times the sum of base salary as of the end of 2010 plus target annual cash incentive compensation for termination due to a change in control. Any required reduction due to a Section 280G related excise tax “Cap” for other named executives due to a change in control adjusts the cash severance.

(4)	Amounts shown are based on the performance-based stock units and performance-based cash earned as of December 31, 2010, as part of the 2008-2010 and the 2010-2012 long-term incentive programs’ performance-based grants. Units were valued at the closing price of our common stock at December 31, 2010.

(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for change in control. Total in-the-money/intrinsic dollar value of only vested stock options for retirement, disability, death or for involuntary termination without cause each with specific periods for exercise.

(6)	Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change in control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	All vested Non-Qualified Supplementary Benefit Plan retirement plus investment savings benefits are payable to all participants upon termination.

(8)	Termination for change in control: Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.

(9)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003, who are eligible to retire.

(10)	Under the terms of the employment agreement with Mr. Armes, this reflects the estimated gross-up payment for excise taxes imposed by Internal Revenue Code Section 4999, if any, assuming a change in control and subsequent termination of the executive’s employment as of December 31, 2010. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance for Messrs. Hughes, Kline, and Miller and Ms. Harmon, which is equal to 15% of current base salary.

(12)	The amount shown reflects the account balance payable from the Executive Non-Qualified Deferred Compensation Plan for Messrs. Armes and Miller.

2010 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(d)

Laurie J. Breininger	$70,000	$70,000	—	$140,000
Thomas P. Capo	$70,000	$70,000	—	$140,000
Steven M. Chapman	$70,000	$70,000	—	$140,000
John J. Holland	$77,000	$70,000	—	$147,000
John F. Meier	$80,000	$70,000	—	$150,000
John H. Shuey	$80,000	$70,000	—	$150,000
Richard L. Wambold	$77,000	$70,000	—	$147,000
Robert D. Welding	$70,000	$70,000	—	$140,000

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $0; Mr. Capo, $70,000; Mr. Chapman, $70,000; Mr. Holland, $77,000; Mr. Meier, $20,000; Mr. Shuey, $0; Mr. Wambold, $77,000; and Mr. Welding, $17,500.

(2)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2010, for details as to the assumptions used to determine the fair value of the stock awards. The Non-Employee Directors had stock awards outstanding as of December 31, 2010, for the following number of shares: Ms. Breininger, 54,670; Mr. Capo, 36,843; Mr. Chapman, 51,562; Mr. Holland, 69,655; Mr. Meier, 55,704; Mr. Shuey, 36,018; Mr. Wambold, 63,798; and Mr. Welding, 35,958. Each Non-Employee Director received an annual grant of phantom stock units as follows: 3,275 units on May 4, 2010. The entire grant date fair value (including amounts reported for 2010) of the stock awards issued to each of the Non-Employee Directors in 2010 was $70,000.

(3)	The Non-Employee Directors had option awards outstanding as of December 31, 2010, for the following number of shares: Ms. Breininger, 5,748; Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 7,748; Mr. Meier, 10,684; Mr. Shuey, 9,748; Mr. Wambold, 5,748; and Mr. Welding, 0.

Our Nominating and Governance Committee makes compensation decisions for our Directors. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation for the period January 1, 2010 through December 31, 2010:

•	Each Non-Employee Director will receive an annual retainer of $70,000. Fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors were eliminated;

•	The Lead Director will receive an annual fee of $10,000 for serving in that capacity;

•	The Chair of the Audit Committee will receive an annual fee of $10,000 for serving in that capacity; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee will each receive an annual fee of $7,000 for serving in those capacities.

Additionally, each Non-Employee Director will receive an annual grant of phantom stock units in an amount equal to $70,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year. The Non-Employee Directors will no longer be awarded stock options as part of the Director compensation.

All Directors are required to own at least 10,000 shares of our common stock, excluding options. As of the date of this proxy statement, each of our directors has met this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time under our 401(k) Plan or as chosen by the Compensation Committee. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. The amount of alternative investment funds will be equal to (1) the amount of phantom stock units to be transferred multiplied by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the date the phantom stock units were transferred (or, if there were no sales on the date the phantom stock units were transferred, the next preceding date during which a sale of our common stock occurred).

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

The Board has determined that the existing leadership structure, with Mr. Armes serving as Chairman of the Board and Chief Executive Officer, and Mr. Meier serving as Lead Director, is currently the most efficient and effective structure for the Company. The Board believes that having the Chief Executive Officer serve as Chairman of the Board and having an independent director serve as Lead Director strikes an effective balance between management and independent director participation in the Board process.

For example, our leadership structure currently provides for our Chief Executive Officer to serve as our Chairman of the Board, because, among other things, he possesses an intimate working knowledge and understanding of our day-to-day business, plans, strategies and initiatives. Because of this knowledge and understanding, he is in an excellent position to identify strategic opportunities and priorities and to lead the discussion between management and the Board for execution of our strategies and achievement of our objectives.

At the same time, having a Lead Director who has a strong working relationship with our independent directors ensures communication between these directors, which are all of the directors other than Mr. Armes, and the management of the Company. Our Lead Director is elected annually by a majority of the independent directors of the Board to serve until his or her successor is elected or until such earlier time as he or she ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the independent directors. The specific duties and responsibilities of our Lead Director are described in our Lead Director Responsibilities and Qualifications. Among other things, our Lead Director:

•	presides at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including executive sessions of the independent directors;

•	serves as principle liaison to facilitate communications between other members of the Board and the Chairman of the Board and Chief Executive Officer, without inhibiting direct communications between the Chairman of the Board and other directors;

•	consults with the Chairman of the Board in the preparation of the Board meeting agendas and in determining the need for special meetings of the Board;

•	advises and consults with the Chairman of the Board and Chief Executive Officer on matters related to corporate governance and Board performance; and

•	serves as a liaison to stockholders who request direct communications with the Board.

The independent directors of the Board elected Mr. Meier to serve as Lead Director of the Board.

Although the Board believes that the existing leadership structure is currently in the best interests of the Company, the Board recognizes that no single leadership structure may be appropriate in all circumstances. Accordingly, the Board considers this issue as part of the succession planning process and considers it each time it elects the Chief Executive Officer. The Company’s governance guidelines provide the Board with the flexibility to separate the positions of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that such a leadership structure would be a more efficient and effective structure for our Board, our business, our employees and our stockholders.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Corporate Governance link on our website by http://www.coopertire.com.

Board of Directors

During 2010, our Board of Directors held seven Board meetings, six meetings of our Audit Committee, seven meetings of our Compensation Committee, and six meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year except for Mr. Chapman, who attended approximately 74% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which he served.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stock holder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. Although we know of no particular transaction, relationship or arrangement, these potential transactions might include renting vehicles from Dollar Thrifty Automotive Group, Inc., the company for which Mr. Capo is Chairman of the Board, or purchasing products from the companies for which our Directors are employees. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Armes has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee currently consists of Directors Shuey (Chairman), Breininger, Capo and Chapman. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards and to be financially literate. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 8 of this proxy statement. The Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	prepares the Audit Committee’s report to be included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004, and is available on our website. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Wambold (Chairman), Holland, Meier and Welding. Compensation decisions for the Company’s officers and other key executive officers are made by our Compensation

Committee, and actions of the Committee are reported to the Board of Directors after each meeting.

The Compensation Committee:

•	establishes the remuneration (base salary, annual and long-term cash and equity-based incentive compensation, perquisites and benefits) of our Chief Executive Officer and approves the remuneration (as described for the CEO) of the Company’s senior officers and other key executives, including reviewing and approving the corporate financial goals and objectives relevant to the remuneration arrangements;

•	reviews the cash and equity-based compensation plans for officers and senior management and makes or recommends changes to the Board of Directors as it deems appropriate;

•	reviews and approves any executive employment agreements, severance pay plans, deferred compensation plans and similar plans and arrangements and the executives to whom they apply;

•	oversees regulatory compliance with respect to compensation matters; and

•	establishes stock ownership guidelines for the Company’s officers and other key executives and reviews compliance with those guidelines.

The Compensation Committee has engaged Exequity LLP, an independent executive compensation consulting firm, to review and provide guidance regarding our total compensation program for named executive officers for 2011 and to assist the Committee in monitoring and assessing compensation trends for senior management personnel, including the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports on the Committee’s actions and decisions on executive compensation matters to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is currently comprised of Directors Holland (Chairman), Breininger, Chapman, Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance

Listing Standards. The Nominating and Governance Committee’s two principal responsibilities are:

•	recommending candidates for membership on the Board; and

•	ensuring that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840.  As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believe, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Lead Director and the Chairman of the Board and Chief Executive Officer. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee at one or more Board meetings. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee or the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2010 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold and Welding served as members of the Compensation Committee during 2010. During 2010, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2010, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2010, and has been appointed by the Audit Committee to continue in that capacity during 2011. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2010, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2009 and 2010 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2009 – $1,354,467	2010 – $1,384,251

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2009 and 2010 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2009 – $154,841	2010 – $202,190

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2009 and 2010 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2009 – $61,767	2010 – $113,830

Tax fees in 2009 and 2010 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2009 and 2010 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were as follows:

2009 – $0.00	2010 – $0.00

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2011 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during the fiscal year 2010.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman
Laurie J. Breininger
Thomas P. Capo
Steven M. Chapman

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 28, 2011 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2010, those plans held 3,513,514 shares, or 5.70% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class

Common Stock	BlackRock, Inc.(1)	3,953,054	6.43%

(1)	BlackRock, Inc. filed a Schedule 13G with the SEC on February 3, 2011, indicating that as of December 31, 2010, BlackRock, Inc. had sole voting power with respect to 3,953,054 shares and sole dispositive power with respect to 3,953,054 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 28, 2011, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

	Amount and
	Nature of					Ownership of
	Beneficial					Common Stock
	Ownership of		Percent	Ownership of		and Other		Percent
Name of Beneficial Owner	Common Stock		of Class	Other Securities		Securities		of Class

Roy V. Armes	625,216 shs	(2)	1.00%	102,798 shs	(4)(5)	728,014 shs	(2)(4)(5)	1.17%
Laurie J. Breininger	5,748 shs	(2)	*	54,670 shs	(3)	60,418 shs	(2) (3)	*
Thomas P. Capo	— shs		*	36,843 shs	(3)	36,843 shs	(3)	*
Steven M. Chapman	2,631 shs	(2)	*	51,562 shs	(3)	54,193 shs	(2)(3)	*
Brenda S. Harmon	17,309 shs	(2)	*	22,870 shs	(4)(5)	40,179 shs	(4)(5)	*
John J. Holland	7,748 shs	(2)	*	69,655 shs	(3)	77,403 shs	(2)(3)	*
Bradley E. Hughes	38,683 shs	(2)	*	61,802 shs	(4)(5)	100,485 shs	(4)(5)	*
James E. Kline	105,267 shs	(2)	*	3,792 shs	(5)	109,059 shs	(2)(5)	*
John F. Meier	10,684 shs	(2)	*	55,704 shs	(3)	66,388 shs	(2)(3)	*
Harold C. Miller	104,196 shs	(2)	*	6,876 shs	(4)(5)	111,063 shs	(2)(4)(5)	*
John H. Shuey	10,248 shs	(2)	*	36,018 shs	(3)	46,266 shs	(2)(3)	*
Richard J. Wambold	5,748 shs	(2)	*	63,798 shs	(3)	69,546 shs	(2)(3)	*
Robert D. Welding	— shs		*	35,958 shs	(3)	35,958 shs	(3)	*
All executive officers and Directors as a group (13 Persons)	933,478 shs	(2)	1.49%	602,337 shs	(3)(4)(5)	1,535,815 shs (1	)(2)(3)(4)(5)	2.43%

*	Less than 1%

(1)	Includes 493,157 shares obtainable on exercise of stock options within 60 days following February 28, 2011, which options have not been exercised; 2,104 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 161,326 restricted stock units of which the holders have neither voting nor investment power; 404,208 phantom stock units of which the holders have neither voting nor investment power; and 36,803 notionally earned performance-based stock units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 438,217 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 28, 2011, which options have not been exercised, as follows: Roy V. Armes — 275,406; Laurie J. Breininger — 5,748; Steven M. Chapman — 2,631; Brenda S. Harmon — 6,500; John J. Holland — 7,748; Bradley E. Hughes — 7,533; James E. Kline — 81,055; John F. Meier — 10,684; Harold C. Miller — 80,356; John H. Shuey — 9,748; and Richard L. Wambold — 5,748.

(3)	Pursuant to the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2011: Laurie J. Breininger — 54,670; Thomas P. Capo — 36,843; Steven M. Chapman — 51,562; John J. Holland — 69,655; John F. Meier — 55,704; John H. Shuey — 36,018; Richard L. Wambold — 63,798; and Robert D. Welding — 35,958. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 81,577; Brenda S. Harmon — 19,138; Bradley E. Hughes — 57,411; and Harold C. Miller — 3,200. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)	Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2010 net income and operating cash flow performance (as disclosed above in Compensation Discussion and Analysis): Roy V. Armes — 21,221; Brenda S. Harmon — 3,732; Bradley E. Hughes — 4,391; James E. Kline — 3,792; and Harold C. Miller — 3,667. The holders do not have voting or investment power over these performance-based stock units. The shares will vest and be payable in early 2013. These executive officers must remain employed through the vesting period to receive the notionally earned shares, except in instances of death, disability or retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and officers, the Company believes that all reports due for Directors and officers during or for the year 2010 were timely filed, except that Robert W. Huber filed a late report on Form 4, which identified two transactions that should each have been reported earlier on a Form 4.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2012

Any stockholder who intends to present a proposal at the Annual Meeting in 2012 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 23, 2011. In addition, if a stockholder intends to present a proposal at the Company’s 2011 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 23, 2011 and January 22, 2012, in accordance with the Bylaws, proxies solicited by the Board for the 2012 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 27 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 49 of this proxy statement, and the Audit Committee Report that begins on page 55 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2010 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2010 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2010 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2010 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2010 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Stockholder Communications, Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $10,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 429-6710.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 429-6710.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2011

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our 2010 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS
James E. Kline
Vice President,
General Counsel, and Secretary
March 22, 2011

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 6, 2011

IMPORTANT:

All stockholders are requested to mark, date, sign, and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for
the Shareholders Meeting to be held on May 6, 2011

COOPER TIRE & RUBBER COMPANY
COOPER TIRE & RUBBER COMPANY
ATTN: JAMES KLINE
701 LIMA AVENUE
FINDLAY, OH 45840-0550

Meeting Information
Meeting Type:         Annual Meeting
For holders as of:   March 11, 2011
Date:   May 6, 2011   Time:  10:00 a.m. EDT

Location:	The Westin Detroit Metropolitan Airport Lindbergh Ballroom, McNamara Terminal 2501 Worldgateway Place Detroit, MI 48242

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT        ANNUAL REPORT       FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2011 to facilitate timely delivery.
— How To Vote —
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2012, the nominees listed below.

Nominees:

01) Steven M. Chapman 02) Richard L. Wambold

2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2011.

3.	To approve, by non-binding vote, executive compensation.

THE DIRECTORS RECOMMEND A VOTE FOR 1 YEAR

4.	To determine, by non-binding vote, whether an advisory vote on executive compensation will occur every 1, 2, or 3 years.

NOTE:	Such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M32051-P08766-Z54972	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COOPER TIRE & RUBBER COMPANY THE DIRECTORS RECOMMEND A VOTE “ FOR ” ITEMS 1, 2 AND 3.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors		☐	☐	☐

1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2012, the nominees listed below.

Nominees:

01) Steven M. Chapman
02) Richard L. Wambold

		For	Against	Abstain
Vote on Proposals
2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐
3.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
THE DIRECTORS RECOMMEND A VOTE FOR 1 YEAR.
4.	To determine, by non-binding vote, whether an advisory vote on executive compensation will occur every 1, 2, or 3 years.	☐	☐	☐	☐

 The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and for 1 YEAR for item 4. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting. ☐ ☐
Yes No

   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN THIS BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
 The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 6, 2011
The undersigned hereby appoints Roy V. Armes, James E. Kline and Bradley E. Hughes, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 11, 2011, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 6, 2011, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the approval, by non-binding vote, of executive compensation, and for 1 YEAR for the recommendation for frequency of executive compensation votes. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre-Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.
If I, the undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 11, 2011 at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 6, 2011, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this proxy card.
For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2 AND 3 AND THE 1 YEAR BOX FOR PROPOSAL 4.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be voted on the reverse side)